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                                    EXHIBIT 99.1

                           BROTHERS GOURMET COFFEES, INC.


FOR IMMEDIATE RELEASE

CONTACT:       BARRY BILMES
               VICE PRESIDENT FINANCE AND ADMINISTRATION
               BROTHERS GOURMET COFFEES, INC.
               561-995-2600

                          BROTHERS GOURMET COFFEES, INC.,
                       ANNOUNCES VOLUNTARY CHAPTER 11 FILING

     BOCA RATON, FLORIDA, FRIDAY, AUGUST 28, 1998: Brothers Gourmet Coffees, Inc. (NASDAQ:BEAN), one of the leading wholesale distributors of gourmet coffee products in the United States, announced today that on Thursday, August 27, 1998, it and its three subsidiaries, Brothers Coffee Bars, Inc., Brothers Retail Corp. and Maryland Club Foods, Inc., filed voluntary petitions for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The cases are being jointly administered.

     Under Chapter 11, the Company will continue to operate its business in the ordinary course under the protection of the bankruptcy court while seeking to work out a plan of reorganization to provide for the payment of its creditors. Goldman Sachs Credit Partners, L.P., the Company's senior secured lender, has agreed to provide approximately $18 million of debtor-in-possession financing to the Company, consisting of $3.425 million of new revolving credit to fund the Company's ongoing operations and approximately $14.6 million of new term loan debt to repay in full Goldman's prepetition debt.

     In its Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 1998, the Company stated that it was involved in ongoing negotiations with Goldman and Dilmun Financial Services to restructure its institutional debt and further stated that, if such negotiations were not successful, it would be forced to consider other alternatives, including filing a petition under Chapter 11.

     Mr. Breen, the President and Chief Executive Officer of the Company, stated: "The Board of Directors believes that reorganizing the Company under Chapter 11 is the best way to maximize the value of the Company. Subject to bankruptcy court approval, the Company has retained PricewaterhouseCoopers LLP in the role of financial advisor to assist the Company in connection with the formulation of a plan of reorganization which may include the restructuring of existing liabilities, a sale of all or substantially all of the Company's assets or a sale to, or merger of the Company with, a strategic partner or investors."
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     Mr. Breen continued: "Our relationships with our vendors and customers are good. Our product continues to be well received in the marketplace. The price trend for green coffee is moving in our favor. And, the gourmet coffee category continues to grow. The decision to file for protection under Chapter 11, and our new revolving credit facility, will permit us to fund ongoing operations and continue uninterrupted service to our customers."

     Brothers Gourmet Coffees, Inc., is an integrated sourcer, roaster and wholesaler of high quality gourmet coffee products. The Company is one of the leading wholesale suppliers of gourmet coffees in the United States. The Company distributes its products principally through grocery stores, supermarkets, mass merchandisers, drug stores, military commissaries, warehouse stores and specialty stores.

     STATEMENTS CONTAINED IN THIS NEWS RELEASE, IF NOT HISTORICAL, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS DESCRIBED IN THE FORWARD LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S HIGH LEVEL OF DEBT AND LEVERAGE, THE EFFECT ON VENDORS AND CUSTOMERS OF THE COMPANY'S DECISION TO VOLUNTARILY FILE FOR PROTECTION UNDER CHAPTER 11 OF THE FEDERAL BANKRUPTCY LAWS, THE COMPANY'S DEPENDENCE ON KEY PERSONNEL, COMPETITION IN THE COMPANY'S MARKETS, COMPETITIVE CHANGES IN THE WHOLESALE DISTRIBUTION SEGMENT OF THE GOURMET COFFEE MARKET, THE EFFECTS OF SEASONALITY ON THE COMPANY'S BUSINESS, THE STRUCTURE AND TERMS OF THE COMPANY'S PLAN OF REORGANIZATION. A FURTHER DISCUSSION OF FACTORS THAT COULD AFFECT THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS IS INCLUDED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.